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                                                                 EXHIBIT 10.1.7




                          TRADEMARK SECURITY AGREEMENT


                 TRADEMARK SECURITY AGREEMENT, dated as of May 15, 1996, made by A.P.S. MANAGEMENT SERVICES, INC., a Delaware corporation (the "Grantor"), in favor of CHEMICAL BANK, as agent (in such capacity, the "Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of January 25, 1996 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among A.P.S., Inc. (the "Borrower"), the Agent and the Lenders.

                              W I T N E S S E T H :

                 WHEREAS, the Grantor is a party to the Amended and Restated Security Agreement, dated as of January 25, 1996 (as amended, supplemented or otherwise modified from time to time, the "Subsidiaries' Security Agreement"), made by the grantors named therein in favor of the Agent, for the benefit of the Lenders;

                 WHEREAS, the Grantor has acquired from the Borrower all of the Trademarks listed on Schedule 1 hereto; and

                 WHEREAS, pursuant to the Subsidiaries' Security Agreement, the Grantor is required, and has agreed, to enter into this Trademark Security Agreement and to grant to the Agent for the ratable benefit of the Lenders a security interest in all right, title and interest of the Grantor in, to and under the Collateral, including all of the property listed on the attached
Schedule 1, together with any renewal or extension thereof, and all Proceeds thereof, to secure the Secured Obligations;

                 NOW, THEREFORE, in consideration of the premises, the Grantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                 1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

                 "Agreement": this Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral": as defined in Section 2 of this Agreement.
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                 "General Intangibles": as defined in Section 9-106 of the
         Code, including, without limitation, all Trademarks now or hereafter owned by the Grantor to the extent such Trademarks would be included in General Intangibles under the Code.

                 "Obligations": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, any Interest Rate Agreement entered into with any Lender, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with a termination of any transaction entered into pursuant to an Interest Rate Agreement entered into with any Lender, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

                 "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of the Grantor which may arise under or in connection with this Agreement or any other Loan Document to which the Grantor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Grantor pursuant to the terms of this Agreement or any other Loan Document), provided that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the Loan Documents shall in no event exceed an amount which, under applicable federal and state laws, including those relating to the insolvency of debtors, would result in the avoidance or illegality of the obligations of the Grantor hereunder and under the Loan Documents.

                 "Trademark License": any written agreement providing for the grant by the Grantor of any right to use any
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         Trademark, including, without limitation, those listed in Schedule 1 hereto, but excluding the grant of any such right to any automotive parts store or warehouse (i) to which the Borrower or any of its Subsidiaries sells goods in connection with the Borrower's Big A(R) program or which otherwise participates in the Borrower's Big A(R) program or (ii) in connection with the Installers' Service Warehouse or Installers Express programs or (iii) any other similar programs that may be created by the Borrower or any Restricted Subsidiary after the date hereof.

                 "Trademarks": (a) all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including, without limitation, those listed in Schedule 1 hereto but excluding the trade name "Prince Oracle", and (b) all renewals thereof.

                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                 (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                 (i)      all Trademarks;

                 (ii)     all Trademark Licenses;

                 (iii)    all General Intangibles; and

                 (iv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;
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provided that in the case of any Trademark Licenses with or issued by Persons other than a Subsidiary of the Borrower that would otherwise be included in the foregoing Collateral, the foregoing will not be deemed to grant a security interest therein under this Agreement (and such Trademark License shall not be deemed to constitute a part of the Collateral) for so long as the granting of a security interest pursuant to the terms hereof would result in a breach, default or termination of such Trademark License. The Grantor shall use its reasonable best efforts to cause each Trademark License entered into, created or made after the date hereof to be subject to the Lien and security interest created pursuant to this Agreement.

                 3.       Representations and Warranties Concerning Trademarks.
Schedule 1 hereto includes all Trademark Licenses (other than immaterial non-commercial permissions) to which the Grantor is a party as of the date hereof which are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and the Grantor has no material oral or otherwise unexecuted and binding Trademark Licenses, other than the grant of the right to use certain of the Grantor's Trademarks (i) to automotive parts stores and warehouses to which the Borrower or any of its Subsidiaries sells goods in connection with the Borrower's Big A(R) program or which otherwise participates in the Borrower's Big A(R) program, (ii) in connection with the Installers' Service Warehouse or Installers Express programs, (iii) in connection with any other similar programs that may be created by the Borrower or any Restricted Subsidiary after the date hereof, and (iv) to Big A Technologies in connection with the provision of goods and services to automotive parts stores and warehouses associated with the Borrower and its Subsidiaries. Schedule 1 hereto includes all registered Trademarks owned by the Grantor in its own name as of the date hereof which are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole. To the Grantor's knowledge, each such Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent that any failure to be valid, subsisting, unexpired or enforceable or any abandonment would not be reasonably expected to have a Material Adverse Effect, or, in the case of any abandonment, would be permitted under subsection 8.6 of the Credit Agreement. Except (i) as set forth in such Schedule, (ii) for immaterial oral or written non-commercial permissions and settlement agreements, (iii) for the grant of the right to use certain of the Grantor's Trademarks (w) to automotive parts stores and warehouses to which the Borrower or any of its Subsidiaries sells goods in connection with the Borrower's Big A(R) program or which otherwise participates in the Borrower's Big A(R) program, (x) in connection with the Installers' Service Warehouse or Installers Express programs, (y) in connection with any other similar programs that may be created by the Borrower or any Restricted Subsidiary after the Effective Date, and (z) to Big A Technologies in connection with the provision of goods and services to automotive parts stores and warehouses associated
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with the Borrower and its Subsidiaries, and (iv) agreements entered into the ordinary course of business, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority in any litigation, action, investigation or like proceeding to which the Grantor was or is a party which would be reasonably expected to limit, cancel or question the validity of any material Trademark owned by the Grantor and which has had or would reasonably be expected to have a Material Adverse Effect. No action or proceeding is pending with respect to any Trademark owned by the Grantor which would be reasonably expected to have a Material Adverse Effect.

                 4. Covenants. The Grantor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the payment in full of the Notes, the Reimbursement Obligations and the other Secured Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of
Credit:

                 (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Agent or the Grantor, as the case may be, and at the sole expense of the Grantor, the Grantor or the Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Grantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted to the Agent, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any Jurisdiction. The Agent agrees to notify the Grantor and the Grantor agrees to not notify the Agent of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

                 (b) Limitation on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Loan Documents, and will defend the right, title and interest of the Agent and the Lenders in and to any of the
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         Collateral against the claims and demands of all Persons whomsoever.

                 (c) Limitations on Dispositions of Collateral. Without the prior written consent of the Agent, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except as permitted by this Agreement, the Subsidiaries' Security Agreement or the Credit Agreement.

                 (d) Notices. The Grantor will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Documents) on, or material adverse claim asserted against, Trademarks owned by the Grantor and
         (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral or the Liens created hereunder.

                 (e) Trademarks. (i) Except as permitted by subsection 8.6 of the Credit Agreement, the Grantor (either itself or through licensees) will, except with respect to any Trademark owned by the Grantor that the Grantor shall reasonably determine is not material to the business of the Borrower and its Subsidiaries, taken as a whole,
         (A) continue to use, and maintain in full force (free from any claim of abandonment for non-use) each Trademark owned by the Grantor and
         (B) not (and not permit any licensee to) do any act or knowingly omit to do any act whereby any Trademark owned by the Grantor may become invalidated or abandoned.

                 (ii) The Grantor either itself or through any agent, employee, licensee or designee, shall, at the request of the Agent, provide to the Agent a document confirming the Lenders' security interest in any Trademark with respect to which the Grantor has filed an application for registration with the United States Patent and Trademark Office.

                 (iii) The Grantor will promptly notify the Agent and the Lenders of any material infringement of any material Trademark owned by it of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances, in accordance with its reasonable business judgment, to protect such Trademark including, where appropriate, the bringing of suit or the settling of actual or potential suits for infringement, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution.
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                 5.       Agent's Appointment as Attorney-in-Fact.

                 (a) Powers. The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following at any time when any Event of Default shall have occurred and be continuing, and to the extent permitted by law:

                 (i) in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Collateral whenever payable;

                 (ii) to pay or discharge taxes and Liens levied or placed on the Collateral, other than Liens permitted under this Agreement or the other Loan Documents; and

                 (iii) upon the occurrence and during the continuance of any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any, time in respect of or arising out of any of the Collateral; (C) to sign And indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in
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         connection therewith, to give such discharges or releases as the
         Agent may deem appropriate; (G) to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Notes, the Reimbursement Obligations and the other Secured Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

                 (b) Other Powers. The Grantor also authorizes the Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 (c) No Duty on the Part of Agent or Lenders. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 6. Performance by Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the rate applicable to ABR Loans, shall
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be payable by the Grantor to the Agent on demand and shall constitute Secured
Obligations secured hereby.

                 7. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the Lenders, segregated from other funds of the Grantor, and at the request of the Agent shall, forthwith upon receipt by the Grantor, be turned over to the Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Lenders as collateral security for the Secured Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied by the Agent against, the Secured Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Notes, the Reimbursement Obligations and the other Secured Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

                 8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Agent's request, upon the occurrence and during the continuance of an Event of Default, to assemble the
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Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations then due and owing, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9504(l)(c) of the Code, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Secured Obligations, including the reasonable fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

                 9. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall he to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person.

                 10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Notes, the Reimbursement Obligations and the other Secured Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

                 11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such
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prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 12. Section Headings. The Section Headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 13. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Agent, provided that, if requested by the Grantor, any provision of this Agreement for the benefit of the Agent and/or the Lenders may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

                 15. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 16 of the Subsidiaries' Security Agreement.

                 16. Authority of Agent. The Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the
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Agent and the Lenders, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority.

                 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                 18. Release of Collateral and Termination. (a) At such time as the payment in full of the Notes, the Reimbursement Obligations and the other Secured Obligations then due and owing shall have occurred, the Commitments have been terminated and the Letters of Credit have expired, terminated or been returned to the Issuing Lender, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. Upon request of the Grantor following any such termination, the Agent shall deliver (at the sole cost and expense of the Grantor) to the Grantor any Collateral held by the Agent hereunder, and execute and deliver (at the sole cost and expense of the Grantor) to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                 (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Agent shall execute and deliver to the Grantor (at the sole cost and expense of the Grantor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

                 IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        A.P.S. MANAGEMENT SERVICES, INC.


                                        By: /s/ E. EUGENE LAUVER
                                           -------------------------------------
                                           Title: Vice President

ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

CHEMICAL BANK, as Agent

By: /s/ JULIE S. LONG
   -------------------------------------
   Title: Vice-President

                                                                      Schedule 1

                        TRADEMARK AND TRADEMARK LICENSES

MARK                                                    REGISTRATION NO.              REGISTRATION DATE
----                                                    ----------------              -----------------
Husky                                                            559,898                  June 10, 1952
                                                                                  Renewed June 10, 1972
                                                                                  Renewed June 10, 1992

A design                                                         776,950                 Sept. 15, 1964
American Parts                                                                   Renewed Sept. 15, 1984

Valu-Test                                                        864,239                  Jan. 28, 1969
                                                                                  Renewed Jan. 28, 1989

Big A                                                          1,140,510                  Oct. 14, 1980

Carryall                                                       1,041,720                  June 22, 1976

Trail Blazer                                                   1,042,721                  June 22, 1976

General Service Line                                           1,088,954                  April 4, 1978

Poweready                                                      1,332,869                 April 30, 1985

Straight A Way                                                 1,541,510                   May 30, 1989

Big A and Design                                               1,388,039                  April 1, 1986

The First Letter In                                            1,374,295                   Dec. 3, 1985
Auto Parts

Autopro                                                        1,122,026                  July 10, 1979

Autopro                                                        1,069,546                  July 12, 1977
(Professional Parts
People and design)

APS                                                            1,342,411                  June 11, 1985

Installers' Express                                            1,840,109                  June 14, 1994

Autopro                                                        1,869,237                  Dec. 27, 1994

A design                                                       1,014,372                  June 24, 1975

                                                                                  Renewed June 24, 1995

MARK                                                     APPLICATION NO.                    FILING DATE
----                                                     ---------------                    -----------
Installers' Service                                           74/351,877                  Jan. 25, 1993
Warehouse

Installers' Service                                           74/489,631                  Feb. 14, 1994
Warehouse and design

Big A Stylized                                                74/591,656                  Oct. 27, 1994

ISW-Undercar Parts                                            74/631,895                   Feb. 9, 1995
Specialists and
design

Time Is The New                                               74/591,099                  Oct. 27, 1994
Money

America's Parts Pros                                          74/591,655                  Oct. 27, 1994

I S W                                                         74/592,119                  Oct. 28, 1994

Hero Team                                                     75/004,182                  Oct. 11, 1995

Freez-Test                                                       882,122                   Dec. 9, 1969
                                                                                   Renewed Dec. 9, 1989

Powerx 90                                                      1,653,852                August 13, 1991

Big A Plus                                                     1,709,036                August 18, 1992


                             CANADIAN REGISTERED:


Val-U-Test                                                     170045

Husky                                                          105716